Exhibit 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement on Form S-3 of Coopers & Lybrand's report dated March 17, 1994, on Coopers & Lybrand's audits of the consolidated financial statements of Hughes Supply, Inc. and subsidiaries, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1994. We also consent to the reference to Coopers & Lybrand under the caption "Experts".




Coopers & Lybrand L.L.P.
Orlando, Florida
November 14, 1994